  As filed with the Securities and Exchange Commission on April 25, 2014

Registration No. 333-194972

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Amendment No. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

GTT Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-2096338
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

8484 Westpark Drive
Suite 720
McLean, Virginia 22102
(703) 442-5500
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard D. Calder, Jr.
President and Chief Executive Officer
GTT Communications, Inc.
8484 Westpark Drive, Suite 720
McLean, Virginia 22102
(703) 442-5500
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)
__________________

Copies to:

Jay R. Schifferli, Esq.	Chris McKee, Esq.
Kelley Drye & Warren LLP	General Counsel and EVP
3050 K Street, NW	of Business Development
Washington, DC 20017	GTT Communications, Inc.
(202) 342-8410	8484 Westpark Drive, Suite 720
McLean, Virginia 22102
(703) 442-5500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐                                                       Accelerated Filer ☐

Non-accelerated filer ☐                                                       Smaller reporting company ☒
Calculation of Registration Fee

Title of Each Class of Securities To Be Registered	Amount to be Registered		Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.0001 per share (6) (11)	(1	) (2)	(1	) (2)	(1	) (2)
Preferred Stock, par value $0.0001 per share (7) (11)	(1	) (2)	(1	) (2)	(1	) (2)
Debt Securities (8) (11)	(1	) (2)	(1	) (2)	(1	) (2)
Warrants (9) (11)	(1	) (2)	(1	) (2)	(1	) (2)
Units (10) (11)	(1	) (2)	(1	) (2)	(1	) (2)
Total Primary Offering	(1	) (2)	(1	) (2)	$200,000,000	(12)	$25,760	(3)
Secondary Offering:
Common Stock, par value $0.0001 per share	1,000,000	(4)	$9.35	(5)	$9,350,000		$1,204	(5)
Total					$209,350,000		$26,964	(13)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.
(2)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)
Pursuant to Rule 416 under the Securities Act, the shares of common stock registered for resale are deemed to include an unspecified number of additional shares of common stock to prevent dilution resulting from any stock split, stock dividend or similar transaction.

(5)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act to be equal to $9.35 per share, the average of the high and the low sale price of the common stock on the NYSE MKT on March 25, 2014.

(6)	Subject to note (11) below, there is being registered an indeterminate number of shares of common stock in connection with the offer and sale of common stock by the registrant.
(7)	Subject to note (11) below, there is being registered an indeterminate number of shares of preferred stock.

(8)
Subject to note (11) below, there is being registered an indeterminate principal amount of debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.

(9)
Subject to note (11) below, there is being registered hereunder an indeterminate amount and number of warrants.   The warrants may represent the right to purchase shares of common stock, shares of preferred stock or debt securities.

(10)
Subject to note (11) below, there is being registered an indeterminate number of units.  Each unit will be issued under a unit agreement and will represent an interest in a combination of one or more of the securities registered hereunder.

(11)
Subject to note (12) below, this registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the shares of preferred stock or warrants registered hereunder.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the shares of preferred stock or warrants.

(12)
In no event will the aggregate initial offering price of all securities issued from time to time pursuant to the prospectus contained in this registration statement exceed $200,000,000 or the equivalent thereof in one or more foreign currencies or foreign currency units.  Such amount represents the offering price of any shares of common stock or preferred stock, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the issue price of any warrants and the exercise price of any securities issuable upon the exercise of warrants.  If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be equal to any such greater principal amount due at maturity, such aggregate principal amount not to exceed $200,000,000 less the value of securities previously issued hereunder.  Any offering of securities denominated other than in United States dollars will be treated as the equivalent of United States dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering.  The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(13)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED APRIL 25, 2014

$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

1,000,000 Shares
Common Stock
Offered by Selling Stockholders

____________________

From time to time, we may offer up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units.  We may also offer common stock upon conversion of preferred stock, common stock or preferred stock upon conversion of debt securities, or common stock, preferred stock or debt securities upon the exercise of warrants.  We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus.

In addition, certain of our stockholders, and any of their pledgees, donees, transferees or other successors-in-interest, may offer and sell, from time to time, up to 1,000,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.  Certain of the selling stockholders are identified in this prospectus and certain additional selling stockholders may be identified in one or more prospectus supplements.  Neither we nor the selling stockholders are required to sell any of these securities.

This prospectus provides a general description of the securities we and the selling stockholders may offer.  Each time we or the selling stockholders offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.  The prospectus supplement also may add, update or change information contained in this prospectus.  This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the NYSE MKT under the symbol “GTT.”  On April 24, 2014, the closing price of our common stock on the NYSE MKT was $11.72 per share.

We or the selling stockholders may sell securities to our through underwriters, dealers or agents.  For additional information on the method of sale, you should refer to the “Plan of Distribution” section of this prospectus.  The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of the these securities.

Investing in our securities involves a high degree of risk.  See the “Risk Factors” section at page 1 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated into this prospectus by reference, as well as the risks we describe in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
____________________

The date of this prospectus is            , 2014.

TABLE OF CONTENTS

RISK FACTORS

Investing in our securities involves risk.  Before making an investment decision, you should carefully consider the risks and other information that we include or incorporate by reference into this prospectus and any prospectus supplement.  In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent filings with the Securities and Exchange Commission, or the “SEC”, which are incorporated by reference into this prospectus.  These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.  Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.  If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.  In that case, the trading price of our securities could decline and you might lose all or part of your investment.

ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise specified or the context otherwise requires, “GTT,” “we,” “us” and “our,” “our Company” or the “Company” refer to GTT Communications, Inc. and its consolidated subsidiaries.  In addition, unless the context requires otherwise, reference to the “Board” refers to the Board of Directors of GTT Communications, Inc.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration or continuous offering process.  Under this shelf registration or continuous offering process, we or the selling stockholders may, from time to time, offer and sell securities pursuant to this prospectus.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell our securities under this shelf registration or continuous offering process, we or the selling stockholders will provide a prospectus supplement that will contain specific information about the terms of that offering and the specific securities being offered.  A prospectus supplement may include a discussion of any risk factors in addition to those included or incorporated herein under the heading “Risk Factors” or other special considerations applicable to those securities or to us or the selling stockholders.   A prospectus supplement may also add, update or change information in this prospectus.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement.  You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under “Where You Can Find More Information” before you invest in our securities.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement that is prepared by us or on our behalf or that is otherwise authorized by us.  We have not authorized any other person to provide you with additional or different information.  If anyone provides you with additional, different or inconsistent information, you should not rely on it.  This prospectus and the accompanying prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference.  Our business, financial condition, results of operation and prospects may have changed since those dates.

We or the selling stockholders may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale.  In addition, the securities may be sold by us or the selling stockholders directly to purchasers or through dealers or agents designated from time to time.  If we or the selling stockholders, directly or through agents, solicit offers to purchase the securities, we and the selling stockholders, as the case may be, reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.  Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us and the selling stockholders.  Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the United States Securities Act of 1933, as amended, which we refer to as the “Securities Act”.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”.  Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file with the SEC at, and obtain a copy of any such document by mail from, the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our securities described in this prospectus.  References to the “registration statement” or the “registration statement of which this prospectus is a part” mean the original registration statement and all amendments, including all schedules and exhibits.  This prospectus does, and any prospectus supplement will, not contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC.  Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement.  The registration statement is available to the public over the Internet at the SEC’s web site described above and can be read and copied at the locations described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

We make available, free of charge, on or through our web site, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the SEC.  We maintain a web site at http://www.gtt.net.  The information contained on our web site is not part of this prospectus, any prospectus supplement or the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and, if applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement.

We specifically incorporate by reference into this prospectus the documents listed below which have previously been filed with the SEC:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 18, 2014;

•	Our current reports on Form 8-K and Form 8-K/A filed with the SEC on January 6, 2014 and February 25, 2014; and

•
The description of our Common Stock contained in our “Description of Securities” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 2, 2006 and incorporated by reference into our Form 8-A (File No. 001-35965), filed with the SEC under Section 12 of the Exchange Act on June 14, 2013.

We incorporate by reference (1) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement and (2) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case excluding any information deemed furnished and not filed with the SEC.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus, the registration statement of which this prospectus is a part, or any prospectus supplement.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated into this prospectus by reference, modifies or is contrary to that previous statement.  Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded.  Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

We make available copies of the documents incorporated by reference in this prospectus to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.  Such requests should be directed to:

GTT Communications, Inc.
8484 Westpark Drive, Suite 720
McLean, Virginia 22102
Attention:  Investor Relations
Telephone: (703) 442-5500

These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.gtt.net.  Except for the documents described above, information on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

This prospectus, including documents we incorporate by reference into this prospectus, and any applicable prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by forward-looking words such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “intend,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology, although not all forward-looking statements contain these words.  These statements are only predictions.  Actual events or results may differ materially.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements.  We are under no obligation to update any of the forward-looking statements after the date of this prospectus and any applicable prospectus supplement to conform such statements to actual results or to changes in our expectations.

Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements.  You are also urged to carefully review and consider the various disclosures made by us that attempt to advise interested parties of the factors that affect our business, including without limitation the disclosures made in our Annual Report on Form 10-K for the year ended December 31, 2013 under the caption “Risk Factors.”  Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to:

•	our ability to develop and market new products and services that meet customer demands and generate acceptable margins;
•	our reliance on several large customers;
•	our ability to negotiate and enter into acceptable contract terms with our suppliers;
•	our ability to attract and retain qualified management and other personnel;
•	competition in the industry in which we do business;
•	failure of the third-party communications networks on which we depend;
•	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged;
•	our ability to maintain our databases, management systems and other intellectual property;
•	our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service;
•	our ability to obtain capital to grow our business;
•	technological developments and changes in the industry;
•	our ability to complete acquisitions or divestures and to integrate any business or operation acquired; and
•	general economic conditions.

In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.  These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our securities and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus.  For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

ABOUT GTT

We operate a global Tier 1 IP network with one of the most interconnected Ethernet service platforms around the world.  We provide highly reliable, scalable and secure cloud networking services.  As of December 31, 2013, our customer base was comprised of over 2,000 businesses, and we provide services in over 100 countries.  We have designed, delivered, and subsequently managed services in all six populated continents around the world.

We have deployed network assets in North America, Europe and Asia to provide Dedicated Internet Access, IP Transit and Ethernet Transport services.  We have approximately 200 Points of Presence (PoPs) and network connectivity in all major U.S. cities and European cities, and we have established Ethernet hubs with various carriers and multiple connections to other Tier 1 IP providers.  The GTT backbone network is built using a multi-layer design developed to offer the highest level of performance and reliability.  Our private optical long-haul network provides the foundation for a Layer 2 Ethernet-over-MPLS mesh between core backbone routers in each city. This same infrastructure also provides dedicated data transport services to customers in GTT's backbone cities.  Additionally, we have over 800 supplier relationships worldwide from which we source bandwidth and other services and combine our own network assets to meet our customers’ requirements.  Through our extensive supplier relationships, our customers have access to an array of service providers without having to manage multiple contracts.

Our service expansion is largely customer-driven.  Because our markets are highly competitive, we believe that personal relationships and quality of service delivery remain important in winning new and repeat customer business.  We sell our services largely through a direct sales force located across the globe, as well as through agent channel relationships, with a principal concentration in the United States and the United Kingdom.

Our executive offices are located at 8484 Westpark Drive, Suite 720, McLean, Virginia 22102,  and our telephone number is (703) 442-5500.   We maintain an Internet website at www.gtt.net.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale by us of the securities pursuant to this prospectus for general corporate purposes, which may include, among other things, repayment of indebtedness, funding future acquisitions, strategic investments, stock repurchases, capital expenditures and working capital.  Pending such use, we may temporarily invest net proceeds in short-term, interest bearing, investment-grade securities.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of the shares of common stock or shares of preferred stock that we may issue from time to time pursuant to this prospectus.  When we offer one or more of these securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply.  If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our certificate of incorporation and by-laws, each as amended to date, the Delaware General Corporation Law, or DGCL, and any other documents referenced in such summary descriptions and from which such summary descriptions are derived.

If any common stock or preferred stock we offer are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

Capital Stock

Our authorized capital stock consists of 80,000,000 shares of common stock, $0.0001 par value per share, and 5,000 shares of preferred stock, $0.0001 par value per share.  As of March 18, 2014, there were:

•   23,615,566 shares of common stock outstanding; and

•   no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have any cumulative voting rights.  Any election at a meeting of stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and all other matters are generally determined by a majority of the votes cast on the matter.  Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available.  In the event of we liquidate, dissolve or wind up, after payment of all of our debts and liabilities, and subject to the preferential rights, if any, of any outstanding preferred stock, the holders of our common stock are entitled to share ratably in all assets.  Our common stock has no preemptive or conversion rights or other subscription rights, and there are no redemptive or sinking funds provisions applicable to the our common stock.  We have received full payment for all outstanding shares of our common stock and cannot require our stockholders to make further payments on the stock.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, as amended, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NYSE MKT rules), to designate and issue up to 5,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series.  We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock.  This description will include:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•
the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of our common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation (including, but not limited to, at such times as there are arrearages in the payment of dividends or sinking fund installments);

•
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	the status as to reissuance or sale of shares of any preferred stock redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.  Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult.  Additionally, the issuance of preferred stock may have the effect of decreasing the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.  The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Stock Options, Warrants and Convertible Preferred Stock

As of March 31, 2014, we have reserved 5,051,666 shares of common stock for issuance under our equity compensation plans and upon exercise of outstanding stock options and warrants.  Of this number, we have reserved 1,719,574 shares for issuance upon exercise of outstanding options that we previously granted under our stock option plans, 987,932 shares for issuance upon exercise of options that we may grant in the future under our stock option plans and 2,344,160 shares for issuance upon exercise of outstanding warrants.

Certificate of Incorporation and Bylaw Provisions

See “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws—Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law” for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Co.  Its address and telephone number are 59 Maiden Lane Plaza Level, New York, NY 10038 and (800) 937-5449, respectively.  The transfer agent for any series of preferred stock that we may offer pursuant to this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

The following description is a general summary of the terms of the debt securities we may issue from time to time pursuant to this prospectus.  When we offer debt securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply.  If any particular terms of a debt security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.”  An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended.  The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default.  There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities—Events of Default.”  Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each debt security and are qualified in their entirety by reference to the related indenture and any other documents referenced in such summary descriptions and from which such summary descriptions are derived.  We urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

If any debt securities we issue are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1)  We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which principal will be payable;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•
the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus.  Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The indenture may provide that any debt securities proposed to be sold pursuant to this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.”  The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder.  See “Description of Debt Securities—Resignation of Trustee” below.  At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting.  In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee.  If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities.  These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date.  That day, often approximately two weeks in advance of the interest due date, is called the “record date.”  Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price.  The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.  Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4)   No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7) You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•
we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection.  The term “Event of Default” in respect of the debt securities of any series means any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or the Company and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3)  If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification or Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions).  We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law). (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities.  The following description is a general summary of the terms of the warrants we may issue from time to time pursuant to this prospectus.  When we offer warrants in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply.  If any particular terms of a warrant described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each warrant and are qualified in their entirety by reference to the related warrant agreement, warrant certificate and any other documents referenced in such summary descriptions and from which such summary descriptions are derived.  We urge you to read the applicable warrant agreement and related warrant certificate, which will be filed with the SEC at the time of any offering of warrants, because they, and not this description, will define the rights of holders of such warrants.

If any warrants we issue are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock.  In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants.  No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof.  We may, at our option, reduce the exercise price at any time.  No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.  Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination.  The following description is a general summary of the terms of the units we may issue from time to time pursuant to this prospectus.  When we offer units in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply.  If any particular terms of a unit described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

Each series of units will be issued under a separate unit agreement to be entered into between us and a bank or trust company, as unit agent.  The unit agent will act solely as our agent in connection with the units and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of units.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each unit and are qualified in their entirety by reference to the related unit agreement and any other documents referenced in such summary descriptions and from which such summary descriptions are derived.  We urge you to read the applicable unit agreement, which will be filed with the SEC at the time of any offering of units, because it, and not this description, will define the rights of holders of such warrants.

If any units we issue are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

General

We will issue each unit so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which we issue a unit may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other material terms of the units and their constituent securities..

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

GLOBAL SECURITIES

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities.  The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC.  DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.  “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the Commission.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records.  The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records.  Beneficial owners of securities will not receive written confirmation from DTC of their purchases.  However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities.  Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities.  DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners.  The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.  We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC.  If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities.  Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds.  If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.”  Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time.  Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities.  Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us.  Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING STOCKHOLDERS

We are registering for resale certain shares of our common stock, which may be sold from time to time by the selling stockholders.  The selling stockholders will be certain of our officers, directors and 5% or greater stockholders who will be identified in one or more prospectus supplements at the time they offer their shares pursuant to this prospectus and, in each case, their pledgees, donees, transferees or other successors-in-interest.  The selling stockholders may sell some, all or none of the shares of common stock as they deem appropriate, and they are under no obligation to sell any of their shares.

The shares of common stock that may be offered by the selling stockholders include shares of common stock acquired by them prior to the date of this prospectus, either directly from the Company in private purchases or in open market transactions.  Any prospectus supplement that includes any shares to be offered and sold by a selling stockholders will include information with respect to the number of shares of our common stock owned by such selling stockholder prior to this offering, the number of shares that may be offered pursuant to this prospectus and the prospectus supplement by such selling stockholder, and the number of shares of our common stock and the percentage of our common stock to be owned by such selling stockholder after completion of this offering, assuming that all shares offered by the selling stockholder are sold as contemplated herein.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities covered by this prospectus from time to time.  Registration of the securities covered by this prospectus does not mean, however, that the securities will necessarily be offered or sold.  We may sell the securities separately or together:

•	through one or more underwriters in a public offering and sale by them;

•	directly to investors (in those jurisdictions where we are authorized to do so); and/or

•	through agents.

We may distribute the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

These sales may be effected in transactions, which may involve crosses or block transactions:

•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NYSE MKT in the case of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

We will describe the method of distribution of the securities and the terms of the offering in the applicable prospectus supplement.

 If underwriters are used for the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.  We or the selling stockholders may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.  Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement.

We also may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement.  Underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

 If dealers are used in the sale of securities, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.  Offers to purchase the securities directly may be solicited, and we or the selling stockholders may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities.  The terms of these sales will be described in the applicable prospectus supplement.  If agents are used in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment.  Unless otherwise indicated in a prospectus supplement, if we or the selling stockholders sell directly, no underwriters, dealers or agents would be involved.  Neither we nor the selling stockholders will not make an offer of securities in any jurisdiction that does not permit such an offer.

From time to time, each of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by each of them.  The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders.  The number of the selling stockholder’s shares offered pursuant to this prospectus will decrease as and when it takes such action.  The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged.  In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus and any applicable prospectus supplement may be delivered in connection with the short sales and the shares offered pursuant to this prospectus may be used to cover short sales.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, transferees, assignees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time pursuant to this prospectus after we have filed any necessary supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the donee, pledgee, transferee, assignee or other successor in interest as a selling stockholder pursuant to this prospectus.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement.  Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them may be deemed to be underwriting discounts and commissions.

Shares of our Common Stock are quoted on the NYSE MKT.  In connection with any offering of securities, the underwriters may purchase and sell securities in the open market and engage in over-allotment transactions, short-covering transactions, penalty bids and stabilizing transactions in accordance with Regulation M under the Exchange Act.  Over-allotment involves sales of securities in excess of the offering size of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters.  Short-covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.  Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions.  The underwriters may conduct these transactions in the over-the-counter market or otherwise.

If the underwriters commence any of these transactions, they may discontinue them at any time. We make no representation as to the direction or magnitude of any affect that such transactions may have on the price of the securities.

We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us or the selling stockholders on a future date at a specific price. This type of contract may be made only with institutions specially approved by us or the selling stockholders. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

The selling stockholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with a selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares of common stock.  The selling stockholders may also loan or pledge the common stock offered by the selling stockholders pursuant to this prospectus to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon a default may sell or otherwise transfer the common stock so pledged.

Each series of securities will be a new issue of securities. Our common stock is listed on the NYSE MKT.  Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange.  It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities.  If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling stockholders to indemnification by us or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by such underwriters, dealers or agents related to such civil liabilities.  The selling stockholders have agreed to indemnify us against specified liabilities.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with us and perform other services for us in the ordinary course of business for which they may receive compensation.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE
COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors.  It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 5,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us.  These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholders Not Entitled to Cumulative Voting

Our amended and restated certificate of incorporation, as amended, does not permit stockholders to cumulate their votes in the election of directors.  Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies.  Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.  Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of Delaware law, our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts.  These provisions may also have the effect of preventing changes in the composition of our board and management.  It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

VALIDITY OF THE SECURITIES

The validity of the securities offered and to be offered hereby and certain other legal matters will be passed upon for us by Kelley Drye & Warren LLP. Counsel for any underwriter or agent will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by CohnReznick LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, included provisions to eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL, and to indemnify our directors and officers to the fullest extent permitted by Section 145 of the DCL, including circumstances in which indemnification is otherwise discretionary.  These provisions may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and our stockholders.  We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses, except the SEC registration fee, are estimated.

SEC registration fee	$26,694
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Transfer agent and registrar fees and expenses	(1)
Stock exchange listing fees	(1)
Printing and engraving expenses	(1)
Miscellaneous expenses	(1)

Total	$26,694(1)

(1)  These fees will be dependent on the number and amount of offerings under this registration statement and, therefore, cannot be estimated at this time.  In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation.  Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Delaware law authorizes a corporation to limit or eliminate the personal liability of its directors for monetary damages for breach of a director’s fiduciary duty of care.  Delaware law further enables corporations to limit available relief to equitable remedies such as injunction or rescission.  Absent the limitations authorized by Delaware law, directors are accountable for monetary damages for conduct constituting gross negligence in the exercise of their duty of care.  Our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, require us to indemnify to the fullest extent permitted by Delaware law any person who is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was our director or officer or is serving, during their tenure as a director or officer, another enterprise at our request.  Our amended and restated certificate of incorporation, as amended, limits the liability of our directors to the fullest extent permitted by Delaware law.  Accordingly, our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability for breach of the duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for the unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware, or for any transaction in which a director has derived an improper personal benefit.  The indemnification provided by our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, are not exclusive of any other rights to which those seeking indemnification may be otherwise entitled.

We have obtained a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense.

We believe that the foregoing policies and provisions of our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, are necessary to attract and retain qualified officers and directors.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted or required with respect to our directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

(a)           The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit
Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.
3.1
Second Amended and Restated Certificate of Incorporation, dated October 16, 2006 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed October 19, 2006, and incorporated herein by reference).

3.2
Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, dated December 31, 2013 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed January 6, 2014, and incorporated herein by reference).

3.3	Amended and Restated Bylaws, dated October 15, 2006 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed October 19, 2006, and incorporated herein by reference).
3.4	Amendment to Amended and Restated Bylaws, dated May 7, 2007 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed May 10, 2007, and incorporated herein by reference).
4.1	Specimen of Common Stock Certificate (previously filed as an exhibit to the registrant’s Quarterly Report on Form 10-Q filed November 14, 2006 and incorporated herein by reference).
4.2*	Form of certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate.
4.3*	Form of warrant agreement.
4.4*	Form of warrant certificate.
4.5†	Form of indenture to be entered into between registrant and a trustee acceptable to the registrant.
4.6*	Form of debt security.
4.7*	Form of unit agreement.
5.1	Opinion of Kelley Drye & Warren LLP.
23.1	Consent of CohnReznick LLP.
23.2	Consent of Grassi & Co., CPAs, P.C.
23.3	Consent of Kelley Drye & Warren LLP (included in its Opinion filed as Exhibit 5.1 hereto).
24.1†	Powers of Attorney (included on signature page).
25.1**	Statement of Eligibility of Trustee on Form T-1 under Trust Indenture Act of 1939.
__________________

*	To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**    To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.

†       Previously filed with the initial filing of this registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, if and when applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on April 24, 2014.

GTT COMMUNICATIONS, INC.

By: /s/ Richard D. Calder, Jr.
Richard D. Calder, Jr.
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Richard D. Calder, Jr. and Michael R. Bauer, and each of them, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take any and all such actions which may be necessary or appropriate in connection therewith, granting unto said agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in connection therewith and about the premises, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that said agents, proxies and attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Richard D. Calder, Jr.	President, Chief Executive Officer and Director	April 24, 2014
Richard D. Calder, Jr.	(Principal Executive Officer)
/s/ Michael R. Bauer	Chief Financial Officer and Treasurer	April 24, 2014
Michael R. Bauer	(Principal Financial and Accounting Officer)
*	Chairman of the Board and Executive Chairman	April 24, 2014
H. Brian Thompson

*	Director	April 24, 2014
S. Joseph Bruno

*	Director	April 24, 2014
Rhodric C. Hackman

*	Director	April 24, 2014
Howard Janzen

*	Director	April 24, 2014
Morgan E. O’Brien

*	Director	April 24, 2014
Theodore B. Smith
*By: /s/ Richard D. Calder, Jr.
  Richard D. Calder, Jr., Attorney-in-Fact

EXHIBIT INDEX

Exibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.
3.1
Second Amended and Restated Certificate of Incorporation, dated October 16, 2006 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed October 19, 2006, and incorporated herein by reference).

3.2
Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, dated December 31, 2013 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed January 6, 2014, and incorporated herein by reference).

3.3	Amended and Restated Bylaws, dated October 15, 2006 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed October 19, 2006, and incorporated herein by reference).
3.4	Amendment to Amended and Restated Bylaws, dated May 7, 2007 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed May 10, 2007, and incorporated herein by reference).
4.1	Specimen of Common Stock Certificate (previously filed as an exhibit to the registrant’s Quarterly Report on Form 10-Q filed November 14, 2006 and incorporated herein by reference).
4.2*	Form of certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate.
4.3*	Form of warrant agreement.
4.4*	Form of warrant certificate.
4.5†	Form of indenture to be entered into between registrant and a trustee acceptable to the registrant.
4.6*	Form of debt security.
4.7*	Form of unit agreement.
5.1	Opinion of Kelley Drye & Warren LLP.
23.1	Consent of CohnReznick LLP.
23.2	Consent of Grassi & Co., CPAs, P.C.
23.3	Consent of Kelley Drye & Warren LLP (included in its Opinion filed as Exhibit 5.1 hereto).
24.1†	Powers of Attorney (included on signature page).
25.1**	Statement of Eligibility of Trustee on Form T-1 under Trust Indenture Act of 1939.
__________________

*	To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.
†	Previously filed with the initial filing of this registration statement.